EXHIBIT 32.01

CERTIFICATIONS

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that (i) the foregoing Quarterly Report on Form 10-Q filed by Bank of the Carolinas Corporation (the “Registrant”) for the quarter ended June 30, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 14, 2014	/s/ Stephen R. Talbert
Stephen R. Talbert
President and Chief Executive Officer
(principal executive officer)

Date: August 14, 2014	/s/ Megan W. Patton
Megan W. Patton
Senior Vice President and Chief Financial Officer
(principal financial officer)